UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 11, 2007
Symantec Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-17781 (Commission File Number)	77-0181864 (IRS Employer Identification No.)

20330 Stevens Creek Blvd., Cupertino, CA	95014
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code     (408) 517-8000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 10.01

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On December 11, 2007, Symantec Corporation (the “Company”) entered into a Separation and Release Agreement (the “Agreement”) with Kristof Hagerman to provide for the terms of his separation from the Company. As reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 6, 2007, Mr. Hagerman, one of the Company’s named executive officers in fiscal year 2007, ceased serving as group president of the Data Center Management group, effective as of November 5, 2007.
Pursuant to the terms of the Agreement, the Company will pay to Mr. Hagerman cash severance payments totaling $191,253.76. One half of this amount is payable on December 18, 2007, and the balance is payable on August 19, 2008, in each case assuming the conditions of the Agreement are satisfied as of the applicable payment date. Mr. Hagerman has agreed to repay these amounts to the Company if, prior to August 19, 2008, he accepts employment or establishes any consulting or advisory relationship with competitors of the Company or interferes the client relationships of the Company and its subsidiaries and affiliates. The Company has agreed to provide continued group health plan coverage through the Consolidated Omnibus Budget Reconciliation Act of 1995 (COBRA), for up to 12 months (measured from December 1, 2007) at the Company’s expense. The Company will also make available to Mr. Hagerman outplacement assistance support for up to six months at the Company’s expense. Pursuant to the release contained in the Agreement, Mr. Hagerman provided the Company and its affiliates a general liability release. The separation agreement and release are in part subject to a seven calendar day revocation right on the part of Mr. Hagerman and, assuming no revocation, the cash payments described above and the release will become binding and effective on December 18, 2007. Cash amounts payable as described above will be reduced by applicable tax withholding.
The payments and other benefits provided for in the Agreement are in lieu of any payments or other benefits to which Mr. Hagerman would otherwise be entitled to receive under that certain employment agreement, dated December 15, 2004, between the Company and him as disclosed in the Company’s definitive proxy statement for its 2007 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on July 30, 2007, except that all unvested stock options and restricted stock units assumed by the Company in its acquisition of VERITAS Software Corporation have vested in full and became fully exercisable at the time of his termination of employment as provided for therein.
The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Title or Description

10.01	Separation and Release Agreement, dated November 5, 2007 (as amended on December 7, 2007), between Symantec Corporation and Kristof Hagerman.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation
Date: December 14, 2007	By:	/s/ Arthur F. Courville
Arthur F. Courville
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Exhibit Title or Description

10.01	Separation and Release Agreement, dated November 5, 2007 (as amended on December 7, 2007), between Symantec Corporation and Kristof Hagerman.